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                                                                EXHIBIT 10.55

NOTE: The following Commercial Factoring Agreement, as amended, is translated from Spanish. The following is a fair and accurate English translation.

                                        /s/ LARRY W. SMITH
                                        Corporate Secretary

No. 2.833


                         COMMERCIAL FACTORING AGREEMENT

This agreement is made in Madrid, on May 21, 1996, certified by the Public Stockbroker, Mr. Carlos J. Torres Diz.


                                    BETWEEN

OF THE FIRST PART: SANTANDER DE FACTORING, S.A., ENTIDAD DE FINANCIACION, entered under number 6 on the Special Register of the Directorate General for the Treasury and Financial Policy as a financial institution specializing in factoring. It was incorporated by means of a public deed certified by the Notary Public of the Association of Notaries Public of Madrid, Mr. Antonio Vazquez Presado, on May 30, 1986 under number 2,114 of his records. The company has its registered offices in Madrid, Plaza de Manuel Gomez Moreno no. 2, Edificio Alfredo Mahou (Postal District 28020). The company's Tax Identification Code (N.I.F.) number is A-78/287582. It is entered on the Madrid Commercial Register -1, volume 1,034 general, 1001 of section three of the Companies Register, folio 55, sheet number 70,685-1, first entry. The company is represented in the execution of this agreement by Mr. Javier Rodriquez-Mantinan, attorney in fact of Banco Santander by virtue of a deed of power of attorney conferred on the said bank by the company (hereinafter referred to as "the FACTOR") before the Notary Public of the Association of Notaries Public of Madrid, Mr. Roberto Parejo Gamir, on May 18, 1993, under number 1,000 of his records. The power of attorney is entered at the Madrid Commercial Registry.

OF THE OTHER PART: NEXTAR FARMACEUTICA, S.A., a company incorporated by virtue of a public deed certified by the Notary Public of the Association of Notaries Public of Madrid, Mr. Jose Maria Alvarez Vega, on December 17, 1993, under number 7,553 of his records. The company is entered in volume 7,553 of the Madrid Commercial Register and its Tax Identification Code (N.I.F.) number is A-80754799. Its registered offices are located at Paseo de la


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Castellana, 139, Madrid. It is represented in the execution of this agreement by
Mrs. Mercedes Garica Bravo, a Director and attorney in fact of the company by virtue of a deed of power of attorney conferred on him by the company before the Notary Public of the Association of Notaries Public of Madrid, Mr. Jose Maria Alvarez Vega, on December 30, 1993, under number 5,367 of his records. The power of attorney is entered at the Madrid Commercial Registry.

(This latter party shall hereinafter be referred to as "THE CLIENT").

                           THEY DO HEREBY STATE THAT

1.-The FACTOR is a factoring company included in the Order of May 13, 1981, of the Ministry for the Economy, issued by virtue of the authorization contained in Royal Decree 896/1977, of March 28, and its main purpose consists of credit collection management operations and advance payment of funds thereon, to which the said provisions refer.

2.-The CLIENT carries out the commercial activities included in its corporate purpose and is interested in arranging with the FACTOR the performance of factoring services in connection with the commercial operations that it carries out with its clients.

3.-Both institutions, through their respective representatives, have decided to make and, in this act, do hereby make a factoring agreement, for which purpose they consent to the following

                                    CLAUSES

ONE.-PURPOSE OF THIS AGREEMENT.

The purpose of this agreement is the assignment of all credits and rights held by the CLIENT vis-a-vis the entities (hereinafter referred to as DEBTORS) listed in annex number 1 hereto, by virtue of commercial transactions that the CLIENT has carried





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out or that it may carry out from the date hereof, with the following exceptions:

1. - Purchases, sales or other commercial transactions with a cash price.

2. - Deliveries of merchandise in respect of a purchase and sale agreement subject to any condition, or transactions of other types subject to any condition.

Without prejudice to that established above, the assignment of the credits and rights that the CLIENT holds vis-a-vis DEBTORS that, at the date hereof, are not included in Annex no. 1 hereto may be subject to the agreement, provided that the FACTOR expressly accepts the assignment of the said credits. For these purposes, the FACTOR, after carrying out such analyses as it may see fit, shall approve or otherwise all the DEBTORS proposed by the CLIENT. Approval, as appropriate, or rejection by the FACTOR, as assignee of the credits charged to the DEBTOR, shall be indicated by notice given by the FACTOR to that effect in any of the forms established in point one of Clause twelve hereof.

The CLIENT assigns to the FACTOR its credits and such rights as may derive from agreements made by it with its DEBTORS, including that of termination, as appropriate.

The assignment of credits referred to in the preceding section is governed by this agreement and, in that not provided herein, by articles 347 and 348 of the Commercial Code and, in a subsidiary manner, by articles 1,529 and articles concerning the same matter of the Civil Code and article 101 and articles concerning the same matter of the Public Administration Contracts Act, Act 13/1995 of May 18.

The CLIENT guarantees, under its liability, the effectiveness, legitimacy, validity, transferability and enforceability of all the credits assigned, whatever their type (certificates invoices, provisional and final settlements, etc.) declaring that both the credit and the cause from which it derives conform to the rules currently in force and to the principles of the Legal System for Public Contracts applicable to the DEBTOR Administration, regarding its preparation and legality, regarding both execution and liquidation. It likewise guarantees that the public rules governing the legal system for credits themselves and their cause have been fulfilled.

The CLIENT likewise guarantees, under its liability, that there is no encumbrance,

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incident or conduct relating to the agreement giving rise to the credit, its cause or the credit itself that allows the validity, amount and full or partial enforceability of the assigned credit to be affected or damaged.

Any infringement or default of this agreement shall be considered to damage the presupposed objectives of the assignment of the credit, annulling its validity or being permitted to be considered as sufficient default of the agreement on the part of the CLIENT, thus conferring on the FACTOR the right to receive the amount paid in advance on account of such credits, together with any loss and damage that it may have incurred due to the assignment that is resolved to be invalid or annulled.

The CLIENT is likewise liable for the solvency of the DEBTORS and states that under no circumstances have the said credits been assigned to any other institution.

The CLIENT agrees, in the terms provided in clause two hereof, to inform the DEBTORS listed in annex number 1, from the date when this contract is made, that the payment of their obligation shall only be considered legitimate if it is made to the FACTOR, in the capacity that it holds.

Without prejudice to the provisions contained in the following clause, the FACTOR shall furnish to the CLIENT notice of the assignment of the credits, which the CLIENT must send to its DEBTORS. The CLIENT shall deliver to the FACTOR a copy of the instrument that is sent.


2. - RECORDING OF THE ASSIGNMENT OF CREDITS.

A) With regard to the credits arising from the date of execution hereof:

1. - The CLIENT agrees to deliver to the FACTOR, within a maximum term of 30 days from the date of their creation, documents proving the credits assigned. For this purpose, it shall send to the FACTOR, within the time-limit stated above, a letter of assignment conforming to annex number 2 hereof and, together with the said letter, original copies of the invoices pertaining to the credits assigned.

The letter of assignment referred to in the preceding section, and the originals and original copies of the invoices must be signed by a person with sufficient power of


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attorney to represent the CLIENT. This person's signature must be included on the sheet of authorised signatures attached hereto as annex number 3.

The CLIENT shall likewise include delivery notes and/or such other commercial documents, including, as appropriate, bills of exchange -whether accepted or otherwise-, promissory notes or commercial drafts issued, in accordance with that established in the second Particular Condition hereof.

This Particular Condition shall not be of a restrictive nature and the FACTOR, as appropriate, may therefore demand from the CLIENT any other document relating to each credit assigned that is not included in the said condition and that proves or represents the credits assigned. Similarly, by means of notice to that effect to the CLIENT, the FACTOR may, in certain cases, alter or remove any of the documents that, at the date of execution hereof, are established in the said particular condition.

2.-The CLIENT likewise agrees:

2.1.-To include the following expression in the agreements that it makes with the DEBTORS included in the scope hereof, in its delivery notes that in such invoices as it may issue to its DEBTORS:

"the credit right to demand the price of this merchandise or these services has been assigned, within the framework of a factoring agreement, to SANTANDER DE FACTORING, S.A., with registered offices in Madrid, (Postal District 28020), Plaza de Manuel Gomez Moreno 2, "Edificio Alfredo Mahou", and therefore the purchaser shall only be released from its payment obligation by paying the amount of this invoice or bill to the said assignee in its current account number 2,740 of branch 0533, Madrid, of BANCO SANTANDER."

3.-The obligations assumed by the FACTOR hereunder may only be enforced when the FACTOR has received from the CLIENT the letter of assignment referred to in section 1 above, a copy of the invoice authorised by the signature of the CLIENT and the FACTOR in the terms provided in sections 1 and 2 above and such other documents as are stated in the second particular condition hereof. In any case, each credit assigned must fulfil all the conditions established herein, and in particular those relating to the deferment of payment agreed with the DEBTORS, as is described in Annex no. 1.


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The FACTOR shall immediately send to the CLIENT acknowledgement of receipt of these documents and of the consequent consummation of the assignment of the credits to which they refer.

B) With regard to the credits that have originated prior to the date of execution hereof:

For these purposes the CLIENT must send to the FACTOR the letter of assignment referred to in the preceding sections, along with the original copies of the invoices giving rise to the assigned credits. Nevertheless, without prejudice to the assignment in favour of the FACTOR, payment shall only be advanced on the said credits, in accordance with the provisions contained in section 3 of the following clause, once the FACTOR has proof that the invoice or invoices proving the credits are registered at the DEBTOR's Accounts Department and have been approved.

3.-FACTORING SERVICES.

The FACTOR agrees with the CLIENT to provide it with the following services:

1.-The FACTOR shall take responsibility for managing the collection of the assigned credits.

The FACTOR does not assume the risk of insolvency on the part of the DEBTORS. Therefore, the debts accumulated by a debtor with the FACTOR shall be demanded by the FACTOR, but this latter shall not assume the risk of insolvency on the part of the DEBTOR, so that non-payment of these credits by the DEBTOR shall allow the FACTOR to withhold payment of the amount of the same to the CLIENT, without prejudice to the fact that it may manage their collection in the terms established herein.

The CLIENT agrees to place immediately at the FACTOR's disposal any commercial drafts or any other methods or instrument of payment issued by the DEBTORS for credits assigned by the CLIENT to the FACTOR that the DEBTORS may have sent or delivered directly to the CLIENT.

2.-The FACTOR agrees to pay the CLIENT the amount of the credits assigned, for which payment has not been advanced, after deducting the counter-payment established





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herein, on the working day after the day when the FACTOR pays in the amount of the credit.

3.- The FACTOR may advance to the CLIENT an amount up to the percentage, established in the sixth particular condition, of the total amount of the credits assigned although under no circumstances may the total amount of the advance payment exceed the amount stated in section a) of the fourth Particular Condition hereof.

For this advance payment, the CLIENT shall pay to the FACTOR the interest provided in the first Particular Condition hereof in the manner established in clause six.

When these credits have been paid, the FACTOR shall be reimbursed for the advance payment that it has made.

The CLIENT shall acknowledge receipt of notices made to it by the FACTOR relating to the credits selected by this latter for advance payment of their amounts.

The FACTOR shall exclude the following credits from the advance payment:

a) Credits that the FACTOR has not collected within a term of three hundred and sixty-five days (365), reckoned from the date of their assignment.

b) Credits regarding which the DEBTOR has filed any exception, either in or out of

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Court, based on its causal relationship with the CLIENT, whatever agreement or legal link exists in the relationship between the CLIENT and the DEBTOR.

In the event that the credit subject to advance payment has not been paid by the DEBTOR when the term referred to in section a) above has expired and/or in the event that the credit paid in advance is included in the case contemplated in section b) above, the FACTOR shall replace the credit subject to advance payment by one or more other credits, up to its full amount and, as appropriate, the amount of the interest payable, by means of the appropriate notices to the CLIENT, or it shall choose to demand from this latter immediate reimbursement of the advance payment, with such surcharges as may be payable, as appropriate.

FOUR.-COLLECTION OF CREDITS.

1.- In view of its capacity as legitimate assignee of the credits, for the purposes of collection of the same, the FACTOR shall be authorised and expressly empowered by the CLIENT, as widely as possible in Law, during the full period in force hereof, to issue, endorse, collect or by any other means certify any commercial drafts of traffic or trade as may be issued for payment of the assigned credits.

2.- In the event that any debtor should incorrectly pay the CLIENT the credit assigned, this latter agrees to deliver the amount incorrectly collected to the FACTOR immediately; in any case, the said sum may never be offset by any sum that the FACTOR may owe to the CLIENT in any respect. The CLIENT shall be considered as a mere depository of the amount received for the minimum time necessary for its reimbursement to the FACTOR. The above is without prejudice to the fact that the FACTOR may bring any action against the DEBTOR to claim legitimate payment.

3.- In cases where the DEBTOR fails to pay the credit that the FACTOR demands of it, arguing causes that are based on its relationship with the CLIENT
- whether or not such causes concern the purchase and sale agreement that gave rise to the credit-, the FACTOR shall notify the CLIENT of the reasons that the DEBTOR has given and, acting on instructions from the CLIENT, it shall defend its right to receive the credit, either in or out of court. The extra-judicial or judicial claim conform with the system provided in this agreement and, in particular, in the provisions contained in the following section.

4.- Should the DEBTOR file against the FACTOR, when this latter attempts, by





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extra-judicial means, to collect a credit, any exception referring to its relationship with the CLIENT, the FACTOR shall immediately notify the CLIENT of such circumstance. The FACTOR shall thenceforth act on instructions that it receives from the CLIENT in order to achieve payment of the credit in question and it shall exercise, in its own name but on behalf of the CLIENT, such act as, by mutual agreement, they may decide on for settlement of the credit.
Should such actions mean the institution of any judicial proceedings, the FACTOR may demand that the CLIENT deliver to it an amount in respect of a provision of funds.

If, when a dispute with the DEBTOR has arisen, the CLIENT and the FACTOR should fail to reach agreement on what actions must be brought, when three months have passed from the notice by the FACTOR to the CLIENT or the exception filed by the DEBTOR the FACTOR may withdraw the credit and shall be released from any other obligation. Such withdrawal of the credit shall not confer on the CLIENT any right whatsoever to demand refund of the counter-payments agreed herein deriving from by the original assignment, the services provided by the FACTOR or any other service contemplated herein.

In any event, when one year has passed from when the FACTOR notified the CLIENT of the fact of the DEBTOR's non-payment, for any reason other than insolvency on the part of the DEBTOR, should the credit continue outstanding and should no judicial proceedings whatsoever have been instituted for its collection, the FACTOR may withdraw the credit from the CLIENT, who shall once again become the legitimate holder of the same, the FACTOR being released from any other obligation. Such withdrawal of the credit shall not confer on the CLIENT any right whatsoever to demand the refund of the counter-payments agreed herein deriving by the original assignment, the services provided by the FACTOR or any other service contemplated herein.

FIVE. - OTHER RIGHTS AND OBLIGATIONS OF THE FACTOR AND THE CLIENT.

1.- The CLIENT may agree with its DEBTOR to issue a credit note in the event that the invoice originally issued includes, by error, a greater amount of merchandise than was actually supplied. There may be any other cause for a credit note. Whenever a credit note is issued, the CLIENT shall be obliged to notify that fact to the FACTOR within ten days from the issue of the said note by sending it a copy of the document that was sent to the DEBTOR. The FACTOR, provided that it is notified a sufficient length of time in advance, shall notify the DEBTOR that the invoice has been reduced by the amount of the credit note.



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2.- The FACTOR may, at any time, examine the CLIENT's administrative and accounts books and documents, through a person expressly authorized for that purpose, who is bound by professional secrecy. The FACTOR expressly accepts that the said examination be carried out by the CLIENT's external auditor, provided that such auditor is of acknowledged prestige. The only purpose of granting this right to examine the CLIENT's books is to guarantee to the FACTOR, who is actually the assignee of all the credits, that the CLIENT is the holder as a result of its relationship with the DEBTORS listed in annex number 1, with no exceptions other than those provided in clause one hereof.

3.- The CLIENT shall be obliged to place at the FACTOR's disposal, at this latter's request, when the annual accounts have been approved and deposited at the Commercial Registry, a copy of the said accounts, the management report and the auditor's report when the CLIENT, due to circumstances established in Law, is obliged to submit the said auditors' report.

4.- If the DEBTOR is a public body or institution, the CLIENT shall assume responsibility for any denouncement and intimation due to delay in payment of over two months, referred to in the articles of the State Contracts Act, and the FACTOR shall have no liability whatsoever for the omission of such, even though the credits are formally transferred.

SIXTH - COUNTERPRESENTATION IN FAVOR OF FACTOR

1. Commission

At the time, and in conformity of the present contract, that the granting of each credit, and in respect to the first credits given up to the amount of six hundred million pesetas the FACTOR will earn the commission established under condition third, given that (a) it will be applied to the whole amount of the credit granted, including: the taxes generated by the operation of the above mentioned credit.

Once the amount of six hundred million pesetas is reached the FACTOR will earn the commission established under the third condition, numeral (b) applicable to the whole amount of the credit granted including taxes generated by the operation.

The amount of the commission owed to the FACTOR will be considered earned and payable from the moment that the credit is granted, given this the FACTOR can compensate the amount against any debits that at the moment they could have against the CLIENT.

The FACTOR will earn the commission, having the option to credit the account that they called "Prepaid Payment" to which is made reference in the Seventh stipulation or credit the amount to the current account or credit account of the CLIENT referenced in Condition Fifth.

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the amount in the CLIENT's current or credit account referred to in the fifth
Particular Condition.

2.-Interest:

Should the CLIENT claim advance payments from the FACTOR, the CLIENT shall be obliged to pay interest to the FACTOR, accrued on a day-to-day basis at an annual rate based on a year of 360 days, as stated in the first Particular Condition, for the period between the date of the said advance payment and the date when the FACTOR is reimbursed for the full amount of the credit paid in advance, both inclusive.

Interest shall be settled per month in arrears, making the settlement coincide with the last day of each calendar month. The first settlement may refer, therefore, to a period of less than one month, whereas successive settlements shall refer to the calendar month ending on the day for settlement of interest. The settlement shall be carried out according to the average balance of advance payments during the period subject to settlement.

The interest rate referred to in the first particular condition may be reviewed at any time by the FACTOR due to alterations in the interest rate on the interbank market, and it may in any case be reviewed quarterly.

The review, which shall affect the balance of advance payments drawn down at that moment, must be notified to the CLIENT, which must give notice of its acceptance or rejection of the new interest rate proposed by the FACTOR. In this latter case, non-acceptance by the CLIENT of the rates of interest proposed by the FACTOR shall mean that the CLIENT waives the possible advance payment of the amount of other credits until the CLIENT expressly accepts the rates successively notified by the FACTOR.

Any alteration in the nominal rate of interest shall give rise to the corresponding alteration in the TAE calculated in the manner stated in the first Particular Condition.




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SEVEN. - ACCOUNTS

1. - Accounts relating to this agreement

For the purposes hereof, the CLIENT and the FACTOR shall keep two special accounts to which all debts that may arise between the parties both in the act of execution of this agreement and in the course of its performance shall be charged and paid.

The first account, with the name of "collateral" shall function as follows: the account shall be credited with the assignment of credits by the CLIENT to the FACTOR and debited when the said credits are collected by the FACTOR. The second account, with the name of "advance payments" shall function as follows: amounts collected by the FACTOR shall be credited to the account and the account shall be debited with the funds that the FACTOR sends to the CLIENT and other counter-payments or costs that may accrue charged to the CLIENT. The average debit balance of this second account of "advance payments" shall represent the advance payments for the purposes of the provisions contained in section 2 of clause six.

2. - Execution:

For the purposes of the provisions contained in article 1,435 of the Civil Procedural Act, the parties hereto expressly agree that the assessment to establish the debt to be claimed in enforcement proceedings shall be carried out by the FACTOR, issuing the appropriate certificate that contains the balance of the special accounts at the closing date. By virtue of this, it shall be sufficient for the exercise of enforcement action to submit this agreement together with the certificate contemplated in article 1,429, number 6 of the Civil Procedural Act and to furnish another certificate, issued by the FACTOR, of the balance charged to the CLIENT. The said certificate shall state the Broker acting at the FACTOR's request and that the said balance coincides with the balance of the account opened for the CLIENT and that the assessment of the debt has been carried out in the manner agreed herein.

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EIGHT - COSTS AND TAXES

1. - Taxes:

All taxes, rates, stamps and any other encumbrance of the State, Autonomous Communities, provinces or localities of any other type, of whatever nature, class or type, without any limit whatsoever, that, either at present or in future, may be levied, as appropriate, for the execution, performance and cancellation of this agreement shall be at the CLIENT's expense.

2. - Costs:

All costs derived from the execution, certification and recording of this agreement shall also be at the CLIENT's expense. In particular, the fees of the public certifying official acting in the operation and the costs (including the fees and expenses of lawyers and Court Solicitors) caused in the event that the FACTOR demands fulfilment of this agreement shall be payable by the CLIENT.

3. - Settlement of taxes and costs:

Taxes and costs that, as appropriate, may have been paid by the FACTOR or that may have accrued to it, shall be reimbursed to it by the CLIENT within two working days, when the FACTOR submits an assessment of the same to the CLIENT, giving reasons for such.

NINE. - PAYMENTS

1. - Place and method of payment:

On each date when the CLIENT must, in accordance with the provisions contained herein, pay to the FACTOR any amount in respect of any item, the CLIENT expressly and irrevocably authorises the FACTOR to debit the relevant amounts to the current or credit account in the Banco Santander referred to in Particular Condition number five (or to any other account that the CLIENT may hold in Banco Santander, even though such account is not expressly mentioned in the said condition). The CLIENT

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agrees to make sufficient provision of funds in the said accounts.

On each date when the FACTOR must, by virtue of this agreement, pay any amount to the CLIENT, it shall do so by a payment into the account stated in the preceding section.

2.-Compensation:

The CLIENT, without prejudice to any other clause hereof, irrevocably authorizes the FACTOR to apply to the payment of any amount that the CLIENT owes to it and that is due, any amount from any credit belonging to the CLIENT that may be in the possession of the FACTOR or that this latter must pay it, deriving from any type of operation. For this purpose, the CLIENT also irrevocably authorizes the FACTOR to carry out any operation or activity that may be necessary to apply the said amounts to the payment of the sums owed.

TEN.-DURATION

Without prejudice to the provisions contained in the following clause, this agreement shall have a duration of one year, reckoned from its date of execution. When the said term has expired, the agreement should be considered as extended for successive periods of like duration, unless either of the parties state a wish to the contrary fifteen days in advance of the initial expiry date or the expiry date of any extension hereof. Nevertheless, after the first year in force, the agreement may be terminated at any time at the wish of either party, provided that at least fifteen calendar days' advance notice is given.

Should this agreement be cancelled normally, the FACTOR shall retain the obligations imposed on it hereunder with regard to the collection of credits outstanding and to payment, as appropriate, of their amount to the CLIENT who, in turn, shall be obliged to make the counter-payments outstanding at the moment when the agreement is cancelled.





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
ELEVEN. - PREMATURE TERMINATION OF THE AGREEMENT.

The FACTOR may, at any time, without prejudice to the term stated in the preceding clause, consider the agreement as terminated when any of the following circumstances occur:

A).- Termination due to reduction in the CLIENT's solvency: the CLIENT's solvency shall be considered to be reduced, thus giving rise to a right on the part of the FACTOR in prematurely terminate this agreement, giving notice of this to the CLIENT, should the CLIENT carry out or, even without any fault on its part, be affected by any of the following:

1.- If the CLIENT submits an application to be declared in suspension of payments or bankrupt or if an application is submitted by a third party and is accepted by a judicial ruling, or if the CLIENT is subject to judicial administration or if it is subject to confiscation of its assets or if the CLIENT acknowledges its inability to meet its debts when due or if renegotiation of all or some of its payment liabilities is begun.

2.- If any judicial proceedings are carried on against the CLIENT that entail enforcement or attachment.

3.- If the CLIENT ceases to protest acceptances or if default occurs on its part of any type of payment obligation with third parties.

4.- If, for any reason, the CLIENT ceases to carry on its business, resolves dissolution, liquidation or closure of the greater part of its establishments.

The CLIENT agrees to notify the FACTOR immediately of the occurrence of any of the situations listed above.

In the above cases, the FACTOR shall retain ownership of the credits assigned and it shall take possession of the amount of such credits as have been subject to advance payment to the CLIENT in the terms provided in clause three hereof. It shall likewise take possession of the remaining credits, as far as they extend, to cover interest, commission and other debts that may be payable by the debtor. The FACTOR shall deliver the surplus to the person legally authorised to receive it. Without prejudice to



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the provisions above, the FACTOR may choose to demand immediate reimbursement of the amounts that it may have advanced to the CLIENT and withdraw, when it has been reimbursed, the assigned credits.

B).-Termination due to default by the CLIENT and universal succession in the CLIENT's company:

In the event of default by the CLIENT of any of the obligations established herein, or in the case of universal succession in the CLIENT's company resulting from operations of merger sale, absorption, concentration or spin-off, the FACTOR shall have the same right to premature termination of this agreement and may choose to withdraw the assigned credits and demand from the CLIENT the immediate reimbursement of any amounts that it may have advanced on account of such credits.

TWELVE.-SUNDRY

1.-Notices and intimations:

All notices (including notification of change of domicile) that must be made between the parties, unless specifically stated otherwise herein, shall be made by registered mail with acknowledgement of receipt, telegram with acknowledgement of receipt or telex, or in cases of urgency, fax, although in this latter case the notice must be confirmed in writing within the following five calendar days.

For the purposes hereof, the parties state that the respective domiciles given for them in this agreement are their valid domiciles for all pertinent notices, intimations and formalities.

2.-Working days:

For the purposes hereof, days on which the Madrid banks are open and working normally, excluding Saturdays, shall be considered as working days.

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3.-Delivery of a brochure and delivery of the agreement:

The FACTOR delivers to the CLIENT in this act, who states that it has received it, its brochures of tariffs for commissions and costs to be shifted that are applicable to this operation, and an original copy of this agreement.

4.-Subrogation and transfer:

The FACTOR may subrogate any third party in its legal position in this agreement, and must inform the CLIENT in writing of the said subrogation. Likewise, the FACTOR may at any time transfer to a third party the credits assigned to it by the CLIENT.

THIRTEEN.-GUARANTEE CLAUSE

The following shall be attached to this agreement and shall form an integral and single part hereof.

1.-The agreement known as the "Escrow Agreement", signed on May 7, 1996, an original copy of which is attached hereto, whereby Nextar Pharmaceuticals Inc. has agreed with Norwest Bank Colorado, National Association, to deposit in favour of the FACTOR, and at its request, the amount corresponding to U.S. $2,010,000 to meet the payment of any amounts that the CLIENT may owe to the FACTOR.

Nevertheless, by virtue of this clause, the FACTOR has agreed with the CLIENT that it shall previously demand the amount owed to it from Nextar
Pharmaceuticals Inc. and if, within the maximum term of 30 calendar days, Nextar Pharmaceuticals Inc. has not paid the said amount, it shall withdraw the amount deposited in its favour by virtue of the "Escrow Agreement".

When the FACTOR has collected the full amount owed to it, it shall notify Norwest Bank Colorado so that, as appropriate, it may place at the disposal of Nextar Pharmaceuticals Inc. the amounts that may continue in deposit.

2. The document known as the "Comfort Letter" or "letter of intent" signed by Nextar Pharmaceuticals Inc. in May 1996, an original copy of which is attached hereto.



FOURTEEN.-JURISDICTION


The parties hereto, for such matters and disputes as may arise in connection herewith, and for the exercise of actions other than those pertaining to enforcement proceedings, expressly renounce any other forum to which they may have a right, and submit to the jurisdiction and competence of the courts of Madrid.




                   PARTICULAR CONDITIONS OF THIS AGREEMENT


1) Nominal interest rate at which the advance payments are granted: MIBOR AT NINETY DAYS (90) PLUS A DIFFERENTIAL OF ONE PER CENT (1%). THIS INTEREST RATE IS FIXED ON THE DATE WHEN THIS AGREEMENT IS SIGNED, TAKING AS A REFERENCE RATE THE MIBOR, MAXIMUM RATE, PUBLISHED ON THE DAY OF SIGNING, FOR THE SAME TERM, OR, IN ITS ABSENCE, THE LAST RATE PUBLISHED.

THIS INTEREST RATE SHALL BE REVIEWED ON THE FIRST WORKING DAY OF EACH CALENDAR QUARTER.

AS A RESULT, FOR THE FIRST PERIOD IN FORCE OF THE AGREEMENT. THE INTEREST RATE IS ESTABLISHED AT EIGHT AND FIFTY FIVE HUNDRED PERCENT (8.55%) AND SUCH IS AGREED BY THE PARTIES.

For the purposes of information and in fulfilment of the provisions contained in Circular of the Bank of Spain 8/1990, of September 7, the ANNUAL EQUIVALENCE RATE ("Tasa Anual Equivalente" - TAE) for this operation is eight and eighty nine hundred percent (8.89%), in accordance with the formula for obtaining such rate, calculated pursuant to that established in the said circular, Official State Gazette of September 20, 1990, or in the provisions in force at any given time.

2) Documents that should be attached to each invoice copy: ORIGINAL COPY OF THE INVOICE ISSUED IN ACCORDANCE WITH THE PROVISIONS CONTAINED IN POINTS 1 AND 2 OF CLAUSE TWO.

3) Commission referred to in point number 1 of clause six: (a) one percent (1%). (b) ONE POINT FIVE PERCENT (1.5%).

4) Maximum amounts referred to in section 3, paragraph one of clause three:

FIVE HUNDRED MILLION PESETAS (500,000,000 PTS)

5) The CLIENT's current or credit account for domiciling all payments, to which clause nine, point 1 refers:

BANCO SANTANDER
Branch: 137
Account number: 15.282
Town or city: Madrid

6) Percentage of the advance payment referred to in paragraph one of point four of clause three: EIGHTY PER CENT (80%)


The persons who are appointed to represent the parties, as appropriate, read the above, confirm the consent granted and sign this agreement in two counterparts, to a sole effect, the certifying Broker bears witness to the identity and legal status of the parties hereto and the legitimacy of their signatures.

SANTANDER DE FACTORING, S.A.                     NEXSTAR FARMACEUTICA, S.A.
ENTIDAD DE FINANCIACION-FACTORING
                                                 P.P. /s/ Mercedes Garcia Bravo
P.P. /s/ SIGNATURE ILLEGIBLE

COMPLEMENTARY DOCUMENT TO THE DE FACTORING CONTRACT ENTER BETWEEN NEXSTAR PHARMACEUTICAL S.A. AND SANTANDER DE FACTORING S.A.
DATED 21 OF MAY 1996

Madrid February 25, 1997

                                    PRESENT

In the name of SANTANDER DE FACTORING, S.A. F.F.C. (from here on referred as FACTOR) represented by Mr. Alfonso Madurga and Mr. Javier Blanco attorney to Banco de Santander and the company according to Power of Attorney issued to the name of Banco de Santander in the presence of the Notary of the College of Madrid Mr. Roberto Parejo Gamir, dated May 19, 1987 with protocol number 1,192 register in the civil/commercial registry of Madrid.

And for the other part, NEXSTAR FARMACEUTICA, S.A. (from here on named THE CLIENT) Represented by Mrs. Mercedes Garcia Bravo legal representative by the power of attorney conferred to her favor by the society in the presence of the Notary Mr. Jose Maria Alvarez Vega, dated December 30, 1993 with protocol number 3,367 in the commercial registry of Madrid.

Both parties recognize legal capacity to get in Contract with common agreement.

                                   EXPRESSED

1. That dated May 21, 1996 the entities granting the present document formalized a contract of factoring in the presence of the Agent, Commercial College Member Mr. Carlos J. Torres Diz.

2. That the entities here represented have come to the agreement make some modifications to the conditions before established in the factoring contract to the effect of

                                     AGREED

FIRST To modify the condition fourth of the main contract increasing by two hundred and fifty million pesetas the maximum amount of advances to which number three refers to on the third stipulation of the contract.

To this effect the Factor can advance the Client up to 80% of the total amount of credits granted considering that the total amount of advances can never exceed the amount of seven hundred and fifty million pesetas (750,000,000 PTS)

SECOND To ratify the complete validity of the rest of the stipulations of the main contract to the extend that they are not modified by this document which is part of the same.

After we read this document in the presence of the individuals that are representatives of the parties, and expressing their approval and consent, sign in duplicate this document giving faith of the same in the presence of the Agent and in the capacity of the representatives and their legal signatures.

SANTANDER DE FACTORING, S.A.
p.p. /s/ Signature illegible
NEXSTAR FARMACEUTICA, S.A.
p.p. /s/ Mercedes Garcia Bravo



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